UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2009

LiveDeal, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, LiveDeal, Inc. (the “Company”) and Rajeev Seshadri agreed upon Mr. Seshadri’s departure as Chief Financial Officer of the Company, and the Company appointed Lawrence W. Tomsic to replace Mr. Seshadri as its Chief Financial Officer.  Mr. Seshadri’s departure and Mr. Tomsic’s appointment will take effect on January 2, 2010.

Mr. Tomsic, 56, recently served as Controller for Alliance Residential Company, an apartment complex with 3,221 units and $90 million in annual sales.  Previously, he was a Controller and Chief Financial Officer for various clients of JKL Consulting (including a planned unit development and a concrete contractor) from 2006-2008 and Chief Financial Officer of John R. Wood, Inc. (a real estate brokerage focusing on luxury residential housing and commercial properties) from 1997-2006.  Mr. Tomsic worked as a financial officer and in other management positions for various companies (including U.S. Home Corporation and Collier Enterprises) from 1983-1997.  He was also a senior auditor for Deloitte & Touche for three years.  Mr. Tomsic holds a B.S. in Accounting from the University of Delaware and an M.B.A. in Accounting from the University of Denver.  He is a Certified Public Accountant.

In connection with Mr. Tomsic’s appointment as Chief Financial Officer, he and the Company entered into an Employment Agreement (the “Employment Agreement”).  The Employment Agreement provides for a one-year employment term that may be extended upon the mutual agreement of the Company and Mr. Tomsic.

Pursuant to the Employment Agreement, Mr. Tomsic will be paid an annual salary of $215,000 and will be eligible to receive a bonus of up to $60,000 per year if the Company achieves certain performance targets established by the Company’s Board of Directors and/or its Compensation Committee.  Mr. Tomsic will be granted an option to purchase 100,000 shares of the Company’s common stock under the Company’s Amended and Restated 2003 Stock Plan.  Twenty-five percent of the option award will vest on the first anniversary of Mr. Tomsic’s first formal date of employment, and the remainder will vest in equal increments over the subsequent 36 months.  The award would immediately vest upon Mr. Tomsic’s termination as an employee of the Company following a change of control of the Company.  If the Company terminates Mr. Tomsic’s employment prior to the end of his term of employment without cause (as defined in the Employment Agreement), Mr. Tomsic will be entitled to receive a severance payment equal to one month of his then-current salary for each full year of his employment with the Company.  The Employment Agreement also provides that the Company will reimburse Mr. Tomsic for reasonable business expenses and allows him to participate in its regular benefit programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: November 25, 2009	/s/ Richard F. Sommer
Richard F. Sommer
Chief Executive Officer